Exhibit 10.3

Form of Stock Appreciation Rights Agreement

This Stock Appreciation Rights Agreement (this “Agreement”) is made and entered into as of [DATE] by and between Sigma Labs, Inc., a Nevada corporation (the “Company”) and [NON-EMPLOYEE DIRECTOR NAME] (the “Director”).

Grant Date: ____________________________________

Number of SARs: ________________________________

Exercise Price per SAR: __________________________

Expiration Date: _________________________________

1. Grant of SARs.

1.1 Grant. The Company hereby grants to the Director an aggregate of [NUMBER] stock appreciation rights (the “SARs”). Each SAR entitles the Director to receive, upon exercise, an amount equal to the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise, over (b) the Exercise Price (the “Appreciation Value”). The SARs are being granted pursuant to the terms of the Company’s 2020 Stock Appreciation Rights Plan (the “Plan”).

1.2 Consideration; Subject to Plan. The grant of the SARs is made in consideration of the services to be rendered by the Director to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Vesting. [The SARs are fully vested and exercisable upon grant.

OR

Each SAR will vest and become exercisable on the [first/[ALTERNATIVE NUMBER]] anniversary of the Grant Date, provided that the Director has been in Continuous Service through such vesting date. Unvested SARs will not be exercisable on or after the Director’s termination of Continuous Service.

OR

The SARs will vest and become exercisable in [three/[ALTERNATIVE NUMBER]] equal installments on each of the [first, second and third/[ALTERNATIVE NUMBERS]] anniversaries of the Grant Date, provided that the Director has been in Continuous Service through each such vesting date. Unvested SARs will not be exercisable on or after the Director’s termination of Continuous Service.]

2.1 Expiration. The SARs will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3. Termination of Continuous Service.

3.1 Termination for Reasons Other Than Disability, Death or Removal from the Board for Cause. If the Director’s Continuous Service is terminated for any reason other than Disability, death or removal from the Board for Cause, the Director may exercise the vested SARs, but only within such period of time ending on the earlier of (a) the date three months following the termination of the Director’s Continuous Service or (b) the Expiration Date.

3.2 Termination due to Disability. If the Director’s Continuous Service terminates as a result of the Director’s Disability, the Director may exercise the vested SARs during the period of time ending on the earlier of (a) the date 12 months following the Director’s termination of Continuous Service or (b) the Expiration Date.

3.3 Termination due to Death. If the Director’s Continuous Service terminates as a result of the Director’s death, the vested SARs may be exercised by the Director’s estate, by a person who acquired the right to exercise the SARs by bequest or inheritance or by the person designated to exercise the SARs upon the Director’s death, but only within the time period ending on the earlier of (a) the date 12 months following the Director’s termination of Continuous Service or (b) the Expiration Date.

3.4 Removal from the Board for Cause. If the Director is removed from the Board for Cause, the SARs (whether vested or unvested) shall immediately terminate and cease to be exercisable.

4. Manner of Exercise.

4.1 When to Exercise. Except as otherwise provided in the Plan or this Agreement, the Director (or in the case of exercise after the Director’s death or incapacity, the Director’s executor, administrator, heir or legatee, as the case may be) may exercise his or her vested SARs, in whole or in part, at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof, by following the procedures set forth in this Section 4. If partially exercised, the Director may exercise the remaining unexercised portion of the SARs at any time after vesting and until the Expiration Date or earlier termination pursuant to Section 3 hereof. No SARs shall be exercisable after the Expiration Date.

4.2 Election to Exercise. To exercise the SARs, the Director (or in the case of exercise after the Director’s death or incapacity, the Director’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) to the Secretary of the Company which sets forth the number of SARs being exercised, together with any additional documents the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Company requires.

4.3 Documentation of Right to Exercise. If someone other than the Director exercises the SARs, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SARs.

4.4 Date of Exercise. The SARs shall be deemed to be exercised on the business day that the Company receives a fully executed exercise notice. If the notice is received after business hours on such date, then the SAR shall be deemed to be exercised on the business date immediately following the business date such notice is received by the Company.

5. Form of Payment. Upon the exercise of all or a portion of the SARs, the Director shall be entitled to a cash payment equal to the Appreciation Value of the SARs being exercised, less any amounts withheld pursuant to applicable law.

6. Section 409A; No Deferral of Compensation. Neither the Plan nor this Agreement is intended to provide for the deferral of compensation within the meaning of Section 409A of the Internal Revenue Code (the “Code”). The Company reserves the right to unilaterally amend or modify the Plan or this Agreement, to the extent the Company considers it necessary or advisable, in its sole discretion, to comply with, or to ensure that the SARs granted hereunder are not subject to, Section 409A of the Code.

7. No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company, as applicable, to terminate the Director’s Continuous Service at any time.

8. Transferability. The SARs are not transferable by the Director other than to a designated beneficiary upon the Director’s death or by will or the laws of descent and distribution, and are exercisable during the Director’s lifetime only by him or her. No assignment or transfer of the SARs, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the SARs will terminate and become of no further effect.

9. Change in Control.

9.1 Effect on SARs. [In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the SARs shall become immediately vested and exercisable.

OR

If a Change in Control occurs and the Director’s Continuous Service is terminated by the Company (other than for Disability, death or Cause) in either case, within 12 months following the Change in Control, 100% of the SARs shall become immediately vested and exercisable.

OR

Unless otherwise determined by the Committee at the time of a Change in Control, a Change in Control shall have no effect on the SARs.]

9.2 Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the Director, cancel the SARs and pay to the Director the Appreciation Value of the SARs based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the SAR equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the SARs without the payment of consideration therefor.

10. Adjustments. The SARs may be adjusted or terminated in any manner as contemplated by Section 7 of the Plan.

11. Compliance with Law. The exercise of the SARs shall be subject to compliance by the Company and the Director with all Applicable Laws, including the requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. The Director may not exercise the SARs if such exercise would violate any applicable Federal or state securities laws or other laws or regulations.

12. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Director and the Company.

15. SARs Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

17. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the SARs in this Agreement does not create any contractual right or other right to receive any SARs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s employment with the Company.

19. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the SAR, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Director’s material rights under this Agreement without the Director’s consent.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21. Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon exercise of the SARs and that the Director should consult a tax advisor prior to such exercise.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Sigma Labs, Inc.

By:
Name:	Mark K. Ruport
Title:	Chief Executive Officer

[NON-EMPLOYEE DIRECTOR NAME]

Name: